Exhibit 99.1

Financial Contact:     James S. Gulmi (615) 367-8325
Media Contact:    Claire S. McCall (615) 367-8283

GENESCO REPORTS FIRST QUARTER FISCAL 2014 RESULTS

NASHVILLE, Tenn., May 31, 2013 --- Genesco Inc. (NYSE:GCO) today reported earnings from continuing operations for the first quarter ended May 4, 2013, of $18.5 million, or $0.78 per diluted share, compared to earnings from continuing operations of $20.8 million, or $0.86 per diluted share, for the first quarter ended April 28, 2012. Fiscal 2014 first quarter results reflect expenses of $4.2 million, or $0.16 per diluted share after tax, including $2.9 million of expenses related to deferred purchase price payments in connection with the acquisition of Schuh Group Limited, which are required to be expensed as compensation because the payment is contingent upon the payees' continued employment; and $1.3 million in asset impairment charges and network intrusion expenses. Fiscal 2013 first quarter results reflect expenses of $3.1 million, or $0.12 per diluted share after tax, primarily including deferred purchase price payments in connection with the acquisition of Schuh Group Limited.

Adjusted for the items described above in both periods, earnings from continuing operations were $22.2 million, or $0.94 per diluted share, for the first quarter of Fiscal 2014, compared to earnings from continuing operations of $23.8 million, or $0.98 per diluted share, for the first quarter of Fiscal 2013. For consistency with Fiscal 2014's previously announced earnings expectations and with previously reported adjusted results for the prior year period, the Company believes that the disclosure of the results from continuing operations adjusted for these items will be useful to investors. Additionally, the Company believes that the presentation of earnings from continuing operations before the compensation expense associated with the Schuh deferred purchase price will enable investors to understand the effect attributable to incorporating a continuing employment condition into the obligation to pay deferred purchase price. A reconciliation of earnings and earnings per share from continuing operations in accordance with U.S. Generally Accepted Accounting Principles with the adjusted earnings and earnings per share numbers presented in this paragraph is set forth on Schedule B to this press release.

Net sales for the first quarter of Fiscal 2014 decreased 1.5% to $591 million from $600 million in the first quarter of Fiscal 2013. Consolidated first quarter 2014 comparable sales, including same store sales and comparable e-commerce and catalog sales, decreased 4%, with a 2% decrease in the Journeys Group, a 6% decrease in the Lids Sports Group, an 11% decrease in the Schuh Group, and a 7% increase in the Johnston & Murphy Group.

Robert J. Dennis, chairman, president and chief executive officer of Genesco, said, “After a slow start in February, which we attribute primarily to delayed processing of federal income tax refunds, comparable sales improved for the balance of the quarter, despite continued headwinds from unseasonably cold weather. Strong gains in our direct channel helped partially offset soft retail traffic, which combined with well-controlled expenses allowed us to deliver earnings that were slightly ahead of expectations.

“The improved sales trends we experienced during the March - April period have accelerated during the second quarter so far with May comparable sales up 1% through May 25. We are encouraged by the recent momentum and optimistic about our prospects for the upcoming back to school season.

“Based on first quarter performance and current visibility, we remain comfortable with our previously issued guidance for adjusted Fiscal 2014 diluted earnings per share in the range of $5.57 to $5.67, a 10% to 12% increase over Fiscal 2013's adjusted earnings per share of $5.06. Consistent with our previous guidance, these expectations do not include non-cash asset impairments and network intrusion

Exhibit 99.1

expenses, which we estimate will be in the range of $3.4 million to $4.4 million pretax, or $0.09 to $0.12 per share, after tax, in Fiscal 2014. They also do not reflect compensation expense associated with the Schuh deferred purchase price as described above, which is currently estimated at approximately $11.5 million, or $0.49 per diluted share, for the full year. This guidance assumes a comparable sales increase in the low single digit range for the full fiscal year.” A reconciliation of the adjusted financial measures cited in the guidance to their corresponding measures as reported pursuant to U.S. Generally Accepted Accounting Principles is included in Schedule B to this press release.

Dennis concluded, “We believe the investments we are making in our businesses, including improved e-commerce infrastructure and selective store openings, are delivering solid returns and positioning the Company for sustainable sales and earnings growth in the years ahead. Our teams continue to execute at a high level, and we remain on track to achieve our 5-year target of $3.5 billion in sales and an operating margin of 9.5% by fiscal 2017.”

Conference Call and Management Commentary

The Company has posted detailed financial commentary in writing on its website, www.genesco.com, in the investor relations section. The Company's live conference call on May 31, 2013 at 7:30 a.m. (Central time), may be accessed through the Company's internet website, www.genesco.com. To listen live, please go to the website at least 15 minutes early to register, download and install any necessary software.

Cautionary Note Concerning Forward-Looking Statements

This release contains forward-looking statements, including those regarding the performance outlook for the Company and its individual businesses (including, without limitation, sales, margins and earnings) and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to estimates reflected in forward-looking statements, including the amount of required accruals related to the earn-out bonus potentially payable to Schuh management based on the achievement of certain performance objectives; the timing and amount of non-cash asset impairments related to retail store fixed assets or to intangible assets of acquired businesses; weakness in the consumer economy; competition in the Company's markets; inability of customers to obtain credit; fashion trends that affect the sales or product margins of the Company's retail product offerings; changes in buying patterns by significant wholesale customers; bankruptcies or deterioration in financial condition of significant wholesale customers; disruptions in product supply or distribution; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the Company's ability to continue to complete and integrate acquisitions, expand its business and diversify its product base; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could affect the Company's prospects and cause differences from expectations include the ability to build, open, staff and support additional retail stores and to renew leases in existing stores and maintain reductions in occupancy costs achieved in recent lease negotiations, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets or intangible assets or other adverse financial consequences; unexpected changes to the market for the Company's shares; variations from expected pension-related charges caused by conditions in the financial markets; and the outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion

Exhibit 99.1

and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, our SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via our website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

About Genesco Inc.

Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear, sports apparel and accessories in more than 2,455 retail stores throughout the U.S., Canada, the United Kingdom and the Republic of Ireland, principally under the names Journeys, Journeys Kidz, Shi by Journeys, Underground by Journeys, Schuh, Lids, Locker Room by Lids, Johnston & Murphy, and on internet websites www.journeys.com, www.journeyskidz.com, www.shibyjourneys.com, www.undergroundbyjourneys.com, www.schuh.co.uk, www.johnstonmurphy.com, www.lids.com, www.lids.ca, www.lidslockerroom.com, www.lidsteamsports.com, www.lidsclubhouse.com , www.suregripfootwear.com and www.dockersshoes.com. In addition, the Company sells wholesale footwear under its Johnston & Murphy brand, the licensed Dockers brand, SureGrip, and other brands, and operates the Lids Team Sports team dealer business. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Exhibit 99.1

GENESCO INC.

Consolidated Earnings Summary
	Three Months Ended
	May 4,	April 28,
In Thousands	2013	2012
Net sales	$591,388	$600,144
Cost of sales	292,777	293,480
Selling and administrative expenses*	265,014	270,522
Asset impairments and other, net	1,329	135
Earnings from operations	32,268	36,007
Interest expense, net	1,039	1,117
Earnings from continuing operations
before income taxes	31,229	34,890

Income tax expense	12,748	14,099
Earnings from continuing operations	18,481	20,791

Provision for discontinued operations	(99)	(177)
Net Earnings	$18,382	$20,614

*Includes $2.9 million and $3.0 million, respectively, in deferred payments related to the Schuh acquisition for the first quarter ended May 4, 2013 and April 28, 2012..

Earnings Per Share Information
	Three Months Ended
	May 4,	April 28,
In Thousands (except per share amounts)	2013	2012
Preferred dividend requirements	$33	$46

Average common shares - Basic EPS	23,295	23,597

Basic earnings per share:
From continuing operations	$0.79	$0.88
Net earnings	$0.79	$0.87

Average common and common
equivalent shares - Diluted EPS	23,732	24,231

Diluted earnings per share:
From continuing operations	$0.78	$0.86
Net earnings	$0.77	$0.85

Exhibit 99.1

GENESCO INC.

Consolidated Earnings Summary
	Three Months Ended
	May 4,	April 28,
In Thousands	2013	2012
Sales:
Journeys Group	$257,143	$263,840
Schuh Group	68,323	70,312
Lids Sports Group	177,905	183,136
Johnston & Murphy Group	58,425	51,413
Licensed Brands	29,355	31,266
Corporate and Other	237	177
Net Sales	$591,388	$600,144
Operating Income (Loss):
Journeys Group	$23,631	$25,282
Schuh Group (1)	(3,026)	(2,951)
Lids Sports Group	12,509	19,168
Johnston & Murphy Group	3,852	4,009
Licensed Brands	2,915	3,365
Corporate and Other (2)	(7,613)	(12,866)
Earnings from operations	32,268	36,007
Interest, net	1,039	1,117
Earnings from continuing operations
before income taxes	31,229	34,890
Income tax expense	12,748	14,099
Earnings from continuing operations	18,481	20,791

Provision for discontinued operations	(99)	(177)
Net Earnings	$18,382	$20,614

(1)Includes $2.9 million and $3.0 million, respectively, in deferred payments related to the Schuh acquisition for the first quarter ended May 4, 2013 and April 28, 2012.

(2)Includes a $1.3 million charge in the first quarter of Fiscal 2014 which includes $1.2 million in asset impairments and $0.1 million for network intrusion expenses. Includes a $0.1 million charge in the first quarter of Fiscal 2013 primarily for network intrusion expenses.

Exhibit 99.1

GENESCO INC.

Consolidated Balance Sheet
	May 4,	April 28,
In Thousands	2013	2012
Assets
Cash and cash equivalents	$39,668	$54,824
Accounts receivable	44,193	47,733
Inventories	509,100	445,245
Other current assets	64,464	65,761
Total current assets	657,425	613,563
Property and equipment	241,534	228,161
Other non-current assets	408,260	418,649
Total Assets	$1,307,219	$1,260,373
Liabilities and Equity
Accounts payable	$117,923	$153,436
Current portion long-term debt	5,576	10,290
Other current liabilities	123,610	135,509
Total current liabilities	247,109	299,235
Long-term debt	47,745	25,372
Other long-term liabilities	194,453	183,996
Equity	817,912	751,770
Total Liabilities and Equity	$1,307,219	$1,260,373

Exhibit 99.1

GENESCO INC.

Retail Units Operated - Three Months Ended May 4, 2013
	Balance	Acquisi-			Balance			Balance
	1/28/2012	tions	Open	Close	2/2/2013	Open	Close	5/4/2013
Journeys Group	1,154	—	32	29	1,157	5	6	1,156
Journeys	812	—	22	14	820	3	1	822
Underground by Journeys	137	—	—	7	130	—	4	126
Journeys Kidz	152	—	9	5	156	2	1	157
Shi by Journeys	53	—	1	3	51	—	—	51
Schuh Group	78	—	16	2	92	3	4	91
Schuh UK*	56	—	15	1	70	3	2	71
Schuh ROI	8	—	1	—	9	—	—	9
Schuh Concessions*	14	—	—	1	13	—	2	11
Lids Sports Group	1,002	33	47	29	1,053	9	8	1,054
Johnston & Murphy Group	153	—	9	5	157	1	1	157
Shops	103	—	4	5	102	1	1	102
Factory Outlets	50	—	5	—	55	—	—	55
Total Retail Units	2,387	33	104	65	2,459	18	19	2,458
Permanent Units*					2,446	17	17	2,446

*Excludes Schuh Concessins, which are expected to close this year and temporary "pop-up" locations.

Comparable Sales (including same store and comparable direct sales)
	Three Months Ended
	May 4,	April 28,
	2013	2012
Journeys Group	(2)%	12%
Schuh Group	(11)%	—
Lids Sports Group	(6)%	3%
Johnston & Murphy Group	7%	6%
Total Comparable Sales	(4)%	8%

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Reported Earnings from Continuing Operations
First Quarter Ended May 4, 2013 and April 28, 2012

	First	Impact on	First	Impact on
	Quarter	Diluted	Quarter	Diluted
In Thousands (except per share amounts)	Apr 2013	EPS	Apr 2012	EPS
Earnings from continuing operations, as reported	$18,481	$0.78	$20,791	$0.86

Adjustments: (1)
Impairment charges	760	0.04	29	—
Deferred payment - Schuh acquisition	2,851	0.12	2,955	0.12
Other legal matters	(13)	—	—	—
Network intrusion expenses	89	—	56	—
Higher (lower) effective tax rate	79	—	(12)	—

Adjusted earnings from continuing operations (2)	$22,247	$0.94	$23,819	$0.98

(1) All adjustments are net of tax where applicable. The tax rate for the first quarter of Fiscal 2014 is 37.1% excluding a FIN 48 discrete item of less than $0.1 million. The tax rate for the first quarter of Fiscal 2013 is 37.0% excluding a FIN 48 discrete item of $0.1 million.

(2) EPS reflects 23.7 million and 24.2 million share count for Fiscal 2014 and 2013, respectively, which includes common stock equivalents in both years.

The Company believes that disclosure of earnings and earnings per share from continuing operations adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results.

Schuh Group
Adjustments to Reported Operating Income (Loss)
First Quarter Ended May 4, 2013 and April 28, 2012

	First Qtr	First Qtr
In Thousands	Apr 2013	Apr 2012
Operating loss	$(3,026)	$(2,951)

Adjustments:
Deferred payment - Schuh acquisition	2,851	2,955

Adjusted operating income (loss)	$(175)	$4

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Forecasted Earnings from Continuing Operations
Fiscal Year Ending February 1, 2014

In Thousands (except per share amounts)	High Guidance		Low Guidance
	Fiscal 2014		Fiscal 2014
Forecasted earnings from continuing operations	$120,496	$5.09	$118,128	$4.99

Adjustments: (1)
Impairment	2,137	0.09	2,137	0.09
Deferred payment - Schuh acquisition	11,518	0.49	11,518	0.49

Adjusted forecasted earnings from continuing operations (2)	$134,151	$5.67	$131,783	$5.57

(1) All adjustments are net of tax where applicable. The forecasted tax rate for Fiscal 2014 is approximately 37.1% excluding a FIN 48 discrete item of $0.2 million.

(2) EPS reflects 23.7 million share count for Fiscal 2014 which includes common stock equivalents.

This reconciliation reflects estimates and current expectations of future results. Actual results may vary materially from these expectations and estimates, for reasons including those included in the discussion of forward-looking statements elsewhere in this release. The Company disclaims any obligation to update such expectations and estimates.